UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The RealReal, Inc.

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TO OUR STOCKHOLDERS:

We are pleased to invite you to attend the 2021 annual meeting of stockholders of The RealReal, Inc. to be held on June 15, 2021, at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.

The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2021. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2020 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Thank you for your ongoing support of and continued interest in The RealReal, Inc. We look forward to your participation at the annual meeting.

Sincerely,

/s/ Todd Suko
Todd Suko Chief Legal Officer and Secretary

THE REALREAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2021

Notice is hereby given that the 2021 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation, will be held on June 15, 2021, at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.

The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2021 and entering the 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the annual meeting.

The purpose of the annual meeting will be the following:

1.	the election of three Class II directors named in the proxy statement;
2.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	to vote, on an advisory basis, on the frequency with which the advisory vote to approve the compensation of our named executive officers should be held; and
4.	the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 20, 2021 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. We expect to commence mailing of a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials on or about April 30, 2021.

YOUR VOTE IS IMPORTANT

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares online during the annual meeting.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the annual meeting.

You can find detailed information regarding voting in the section entitled “Questions and Answers” starting on page 55 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021

The notice of the annual meeting, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com

By order of the board of directors,

/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

San Francisco, California
April 30, 2021

i

ii

THE REALREAL, INC.

55 Francisco Street

Suite 600

San Francisco, California 94133

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of The RealReal, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors for use at our 2021 annual meeting of stockholders to be held on June 15, 2021 (the “Annual Meeting”), at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. We encourage stockholder participation in the Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions prior to the meeting. You will also be able to listen to the proceedings and cast your vote online.

To help facilitate stockholder participation, we are providing technical support, starting 15 minutes prior to the meeting and for the duration of the meeting. If you encounter any difficulty with the virtual meeting, please go to www.proxyvote.com for assistance.

You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/real2021 and entering the 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting. Stockholders may visit www.proxyvote.com to submit questions as well as view the Rules of Conduct for the meeting. Questions must be submitted prior to 8:59 p.m. Pacific Time on June 14, 2021.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 30, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”), containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

PROPOSAL ONE

ELECTION OF THE CLASS II DIRECTORS NAMED IN THIS PROXY STATEMENT

General

Our board of directors currently consists of ten directors, which are divided into three classes with staggered, three-year terms.

At the Annual Meeting, our stockholders will vote to elect the three nominees named in this proxy statement as Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2024.

Each of our directors, including the director nominees, serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our board of directors nominated Robert Krolik, Niki Leondakis and Emma Grede for election to our board of directors as Class II directors at the Annual Meeting. The candidacies of Mr. Krolik, Ms. Leondakis and Mrs. Grede were each considered by our corporate governance and nominating committee in accordance with our established process for evaluating candidates to serve on the board.

The corporate governance and nominating committee recommended the appointment of Mr. Krolik, Ms. Leondakis and Mrs. Grede to our board of directors after considering each of their backgrounds, qualifications and professional experience. Each of Mr. Krolik, Ms. Leondakis and Mrs. Grede currently serve on our board of directors, has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

There are no family relationships between or among any of our executive officers, nominees, or continuing directors.

Directors

The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors:

Class II Directors – Nominees for Election at the Annual Meeting

Name	Age	Director Since	Board Committee(s)

Rob Krolik	52	January 2019	Audit Committee*

Niki Leondakis	60	April 2019	Audit Committee

Emma Grede	38	October 2020	—

*	Committee Chair

Class III Directors – Term Expiring at the 2022 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Chip Baird	49	June 2018	Corporate Governance and Nominating Committee* Compensation, Diversity and Inclusion Committee

James Miller	57	May 2019	Audit Committee

Julie Wainwright**	64	August 2020	—

*	Committee Chair
**	Chair of the board of directors

Class I Directors – Term Expiring at the 2023 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Michael Kumin*	48	May 2017	Compensation, Diversity and Inclusion Committee* Corporate Governance and Nominating Committee

Caretha Coleman	71	August 2020	Compensation, Diversity and Inclusion Committee

Karen Katz	64	February 2021	—

Carol Melton	66	August 2020	Corporate Governance and Nominating Committee

*	Committee Chair
**	Lead Independent Director

Additional biographical descriptions of the nominees and continuing directors are set forth below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors.

Board Nominees – Class II Directors

Robert Krolik has served on our board of directors since January 2019. Mr. Krolik currently serves as the General Partner and Chief Financial Officer of Burst Capital, a venture capital investment firm, a position he has held since October 2018. Previously, Mr. Krolik served as the Chief Financial Officer of Yelp, an online platform company that connects people with local businesses, from July 2011 to May 2016. Mr. Krolik currently serves on the board of Leaf Group (NYSE: LEAF) and advises a number of private companies. Mr. Krolik holds a B.B.A. in Finance from the University of Texas at Austin, is an Aspen Institute Finance Fellow and is a certified public accountant (inactive).

Mr. Krolik was selected to our board of directors because of his experience with rapidly growing technology companies and as the chief financial officer of a publicly-traded company.

Niki Leondakis has served on our board of directors since April 2019. Ms. Leondakis currently serves as the Chief Executive Officer at CorePower Yoga, the largest yoga studio chain in the United States, a position she has held since January 2020. Previously, Ms. Leondakis served as President of The Wolff Company, a multifamily-focused real estate private equity firm, from February 2019 to January 2020. Prior to that, Ms. Leondakis served as Chief Executive Officer of Equinox Fitness Clubs at Equinox Holdings, a luxury fitness company, from March 2017 to July 2018, as Chief Executive Officer of Commune Hotels and Resorts at Two Roads Hospitality, a lifestyle hotel hospitality company, from November 2012 to March 2017 and as President and Chief Operating Officer of Kimpton Hotels and Restaurants from September 1993 to November 2012. Ms. Leondakis studied Hotel and Restaurant Management at the University of Massachusetts, Amherst.

Ms. Leondakis was selected to serve on our board of directors because of her executive skills and understanding of quality customer experience.

Emma Grede has served on our board of directors since October 2020. Mrs. Grede is the CEO and Co-Founder of Good American, an inclusive fashion brand, and Founding Partner of SKIMS, a solutions-oriented shapewear brand. Previously, Mrs. Grede founded ITB Worldwide, a talent and influencer marketing agency, where she served as CEO from January 2013 to January 2016 and currently serves as Chairman. Mrs. Grede is also an active trustee and board member of Women for Women International and Baby2Baby. Mrs. Grede holds an HDN in Business Management and Marketing from the London College of Fashion.

Mrs. Grede was selected to serve on our board of directors because of her deep experience in retail and brand marketing.

Continuing Directors - Class III Directors

Gilbert L. (Chip) Baird III has served on our board of directors since June 2018. Mr. Baird co-founded and has been the Co-head of PWP Growth Equity, the middle market private equity group of Perella Weinberg Partners Capital Management, since February 2012. Mr. Baird also serves on the boards of a number of private companies. He has also previously served as a director of RE/MAX Holdings, an international real estate franchisor company, from July 2013 to February 2015. Mr. Baird holds a B.S. in Finance and International Business from the Pennsylvania State University and an M.B.A. from Harvard Business School.

Mr. Baird was selected to our board of directors because of his experience in finance and capital structure.

James R. Miller has served on our board of directors since May 2019. Mr. Miller is the Chief Technology Officer at Wayfair, an ecommerce home goods company and previously served as the interim Chief Technology Officer at Wayfair from August 2019 to April 2020. Prior to Wayfair, Mr. Miller served as Strategic Advisor of AREVO, a computer software and 3D printing company, from January 2019 to June 2019, and as the Chief Executive Officer of AREVO, from February 2018 to December 2018. Mr. Miller also served as Vice President, Global/Worldwide Operations of Google, an internet service and products company, from July 2010 to February 2018. Mr. Miller currently serves on the boards of Brambles, LTD and on the boards of a number of private companies. He has also previously served on the board of directors of Wayfair Inc. (NYSE: W) from July 2016 to April 2020 and the Corporate Eco Forum, a corporate sustainability organization, from July 2008 to June 2018. Mr. Miller holds a B.S. in aerospace engineering from Purdue University, an M.S. in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from MIT’s Sloan School of Management.

Mr. Miller was selected to serve on our board of directors because of his extensive experience in scaling operations in rapidly-growing internet companies.

Julie Wainwright founded The RealReal in March 2011 and has served as our Chief Executive Officer and the Chair of our board of directors since March 2011. Previously, Ms. Wainwright served as Chief Executive Officer of SmartNow.com, an online health and wellness company, from February 2008 to January 2011, as President and Chief Executive Officer of Bellamax, a photo-editing software company, from August 2003 to November 2006 and as Interim Chief Executive Officer of OntheFrontier, a firm providing strategic consulting for emerging growth countries, from 2001 to 2002. Prior to OntheFrontier, she served as Chief Executive Officer of Pets.com, an online pet supply company, from February 1999 to January 2001. Ms. Wainwright holds a B.S. in General Management from Purdue University.

Ms. Wainwright was selected to serve on our board of directors because of the perspective and experience she brings as our Chief Executive Officer and as the founder of The RealReal.

Continuing Directors - Class I Directors

Michael A. Kumin has served on our board of directors since May 2017. Mr. Kumin has worked as an investment professional at Great Hill Partners, a private equity investment firm, since 2002, where he currently serves as a Managing Partner. Mr. Kumin has served on the board of directors of Wayfair Inc. (NYSE: W), an ecommerce home goods company, since June 2011, and also serves on the boards of several private companies. Mr. Kumin received a B.A. from Princeton University’s School of Public & International Affairs.

Mr. Kumin was selected to serve on our board of directors due to his experience in the e-commerce industry as a private equity investor and his service on the board of directors of other retail and technology companies.

Caretha Coleman has served on our board of directors since August 2020. Ms. Coleman has extensive experience in the technology industry working with start-ups and early-stage ventures in the areas of organizational strategy development, executive coaching and effectiveness. Ms. Coleman has previously served as Chief Accounting Officer for Interval Research, a Silicon Valley research lab and incubator, from February 1992 to September 1994, with responsibilities for finance, human resources, and facilities. Prior to that, Ms. Coleman served as Chief Human Resources Officer for Software Publishing Corporation, a computer software business, from November 1982 to October 1991, where her leadership was instrumental in pioneering one of the first successful desktop computer software businesses. Ms. Coleman is also an advisor to Illuminate, an early-stage venture capital firm focused on enterprise, cloud and mobile computing as well as Launch with GS, which is led by Goldman Sachs and aims to increase capital and facilitate connections for women, Black, Latinx and other diverse entrepreneurs and investors. Ms. Coleman was also a founding member of The Angels’ Forum, which provided guidance and coaching to entrepreneurs. Ms. Coleman serves on the boards of and advises a number of private companies that have a focus on serving underrepresented populations. Previously, Ms. Coleman chaired the board for Dignity Health (now part of CommonSpirit Health), a nonprofit health system, from 2005 to 2021. Ms. Coleman holds a degree in business from Mount Wachusett Community College.

Ms. Coleman was selected to serve on our board of directors because of her deep experience in the technology industry working with early-stage ventures to public companies.

Carol Melton has served on our board of directors since August 2020. Ms. Melton is currently CEO and Founder of venture firm Adeft Capital, where she has served since

August 2018. From 2005 to June 2018, Ms. Melton served as Executive Vice President for Global Public Policy at Time Warner Inc., where she managed interactions with governments worldwide and was instrumental in garnering approvals for the company’s various merger transactions. Prior to that, Ms. Melton served in a similar capacity for eight years as Executive Vice President of Global Government Relations at Viacom, where she helped lead its original acquisition of CBS Corp in 1999 and then managed policy operations for the combined companies. Ms. Melton serves on the board of JBG Smith (NYSE: JBGS) and the Economic Club of Washington, D.C., and is a member of the Council on Foreign Relations. Ms. Melton holds a B.A. from Wake Forest University, a Master’s in Journalism and Communication from the University of Florida, and a J.D. from the American University Washington College of Law.

Ms. Melton was selected to serve on our board of directors because of her extensive experience in global public policy.

Karen Katz has served on our board of directors since February 2021. Ms. Katz served as the CEO of Neiman Marcus Group from October 2010 to February 2018, and on the board of Neiman Marcus Group from February 2018 to January 2020. Ms. Katz currently serves on the board of directors at Under Armour, Inc. (NYSE: UAA, UA), Casper Sleep Inc. (NYSE: CSPR) and Humana Inc. (NYSE: HUM), and chairs StreetTrend. Ms. Katz holds a B.A. in Political Science and Government from the University of Texas at Austin and an M.B.A. from the University of Houston.

Ms. Katz was selected to serve on our board of directors because of her deep experience in luxury and retail.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS II BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Board Independence and Composition	Board Performance	Policies, Programs and Guidelines

•  9 of 10 directors are independent

•  100% independent committee members

•  Executive sessions of independent directors at each meeting

•  Empowered Lead Director

•  Board and committee may engage outside advisers independently of management

•  Annual board, committee and director evaluations

•  Commitment to continuing director education

•  Oversight of key risk areas and certain aspects of risk management efforts

•  Oversight of key human capital issues, including diversity and inclusion and executive succession planning

• Robust stock ownership guidelines for directors • Comprehensive Code of Conduct and Business Ethics • Prohibition on hedging and pledging for any officers or directors on a go-forward basis

Board Committees

Our board of directors has established three committees: an audit committee, a compensation, diversity and inclusion committee, and a corporate governance and nominating committee. The composition and responsibilities of each of the committees of our board of directors are described below. Each of our committees is governed by a written charter that satisfies the applicable Nasdaq listing standards. Copies of the charters for each committee are available on the investor relations page of our website at https://investor.therealreal.com. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

The following table provides membership and meeting information for 2020 for each of these committees of our board of directors:

Name	Audit Committee	Compensation, Diversity and Inclusion Committee	Corporate Governance and Nominating Committee

Julie Wainwright+	—	—	—

Chip Baird	—	X	X*

Caretha Coleman	—	X	—

Emma Grede	—	—	—

Robert Krolik	X*	—	—

Michael Kumin++	—	X*	X

Niki Leondakis	X	—	—

Carol Melton	—	—	X

James Miller	X	—	—

Total meetings in 2020	5	3	2

*	Committee Chair
+	Ms. Wainwright is Chair of our board of directors
++	Mr. Kumin is the board’s Lead Independent Director

Audit Committee

Our audit committee consists of Niki Leondakis, James Miller and Robert Krolik, with Mr. Krolik serving as chair. Our board of directors determined that the members of our audit committee are independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board of directors also determined that Robert Krolik is an “audit committee financial expert” as defined by the applicable SEC rules.

Specific responsibilities of our audit committee include:

•	overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;

•	evaluating the independent public accounting firm’s qualifications, independence and performance;

•	engaging and providing for the compensation of the independent public accounting firm;

•	pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates and internal controls over financial reporting;

•

establishing procedures for complaints received by us regarding accounting, internal accounting controls or auditing matters, including for the confidential anonymous submission of concerns by our employees, and periodically reviewing such procedures, as well as any significant complaints received, with management;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly financial statements;

•	reviewing and approving any transaction between us and any related person (as defined by the Exchange Act) in accordance with the Company’s related party transaction approval policy; and

•	such other matters that are specifically designated to the audit committee by our board of directors from time to time.

Compensation, Diversity and Inclusion Committee

Our compensation, diversity and inclusion committee consists of Chip Baird, Caretha Coleman and Michael Kumin, with Mr. Kumin serving as chair. Our board of directors has determined that each member of our compensation, diversity and inclusion committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Specific responsibilities of our compensation, diversity and inclusion committee include:

•

reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers;

•	evaluating the performance of the Chief Executive Officer and other senior officers in light of those goals and objectives;

•	setting compensation of, or making recommendations with regard to such compensation to the board of directors, for the Chief Executive Officer and other senior officers based on such evaluations;

•	administering the issuance of options and other awards under our equity-based incentive plans;

•	reviewing and approving, for the Chief Executive Officer and other senior officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;

•	reviewing our policies, programs and initiatives focusing on diversity and inclusion with respect to our leadership and workforce; and

•	such other matters that are specifically designated to the compensation, diversity and inclusion committee by our board of directors from time to time.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Carol Melton, Michael Kumin and Chip Baird, with Mr. Baird serving as chair. Our board of directors has determined that each member of our corporate governance and nominating committee is independent under the applicable Nasdaq listing standards.

Specific responsibilities of our corporate governance and nominating committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	considering and making recommendations to our board of directors regarding changes to the size and composition of our board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our board of directors and management;

•	overseeing periodic evaluations of the performance of the board and of the board’s committees;

•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	such other matters that are specifically designated to the corporate governance and nominating committee by our board of directors from time to time.

In the process of identifying, screening and recommending director candidates to the full board of directors, our corporate governance and nominating committee takes into consideration the needs of the board of directors and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints, and their willingness to devote adequate time to board duties. The board of directors evaluates each individual in the context of the board of directors as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, the corporate governance and nominating committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for the board of directors are chosen. The corporate governance and nominating committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The corporate governance and nominating committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. In doing so, the corporate governance and nominating committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Our Amended and Restated Bylaws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our board of directors, if such stockholder complies with the applicable notice procedures, which are referenced in “When are stockholder proposals due for next year’s annual meeting of the stockholders?” under “Questions and Answers” on page 61 of this proxy statement.

Meetings of the Board of Directors

Our board of directors held 10 meetings during the year ended December 31, 2020. During 2020, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he or she was a member. Each director is also encouraged and expected to attend the Company’s annual meeting. All of our directors attended the 2020 annual meeting of stockholders.

Board Leadership Structure

As outlined in our corporate governance guidelines, the board of directors will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders from time to time in its judgment. If the Chair of the board of directors is not independent, the non-employee directors of the board of directors will elect a Lead Independent Director who will lead executive sessions of the board of directors, have authority to call meetings of the independent directors, and engage with the board of director’s Chair and CEO to set board of directors meeting agendas, among other responsibilities.

Julie Wainwright serves as both our Chief Executive Officer and the Chair of our board of directors. The board of directors believes that the combination of these two roles is appropriate at this time for the Company, particularly as it supports more consistent communication and coordination throughout the organization, enhancing the effectiveness of our corporate strategy. The board of directors believes that robust, independent board of directors oversight is essential, and the appointment of Michael Kumin as an empowered Lead Independent Director supports that important objective.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition. The corporate governance guidelines can be accessed on our website at https://investor.therealreal.com.

Stockholder Engagement

We value feedback from our stockholders. This past year, we invited 48 stockholders who represent more than 70% of our institutional shares outstanding to engage with us. We ultimately held meetings with one quarter of those stockholders, representing roughly 16% of institutional shares outstanding. One topic that several stockholders suggested we reconsider is our current plurality voting standard for director elections, which the corporate governance and nominating committee will carefully evaluate over the next year. We look forward to engaging with more stockholders and hearing their perspectives on this and other topics over the coming year.

Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, CA 94133, or via email to ir@therealreal.com. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.

Stock Ownership by Directors

Our board of directors believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. Accordingly, each director is required to own common stock (or equivalents) having a value of at least five times the annual retainer fee, within five years of becoming a director. In the event that the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines. Our board of directors will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship.

Environmental, Social, Governance (“ESG”) Oversight

We are committed to conducting business in an environmentally sustainable and socially responsible manner, and to managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our company and its stockholders.

In 2019, the Company launched a new initiative to enhance ESG policies and disclosures informed by the Sustainability Accounting Standards Board (SASB) industry-specific disclosure guidelines. In 2020, our management reviewed and updated various ESG policies and processes, which can be located on the investor relations page of our website at https://investor.therealreal.com/social-impact.

The corporate governance and nominating committee will be responsible for overseeing the Company’s ESG processes, policies, and performance, and making recommendations to the full board of directors. To satisfy these oversight responsibilities, the corporate governance and nominating committee will receive regular updates from management on progress and strategy.

Recent enhancements include the following: environmental management system (EMS), human rights policy, climate change policy, diversity and inclusion policy, environmental policy, energy, water, waste policy, greenhouse gas (GHG) emissions and ESG performance metrics.

Oversight of Human Capital

Our employees are guided by our mission to empower consignors and buyers to extend the life cycle of luxury goods. We have an incredibly diverse global community, and we aim to reflect that diversity within our team. We believe diversity and inclusion foster a collaborative culture, which fuels our ability to innovate as we work to create a more sustainable future. We proactively seek feedback and guidance from our employees, whom we see as our partners in building a strong organizational culture.

Diversity and Inclusion

We work to inspire and empower our employees to think creatively and authentically, share their ideas, bring their whole selves to work, and strive for greatness every day. We are proud to have a diverse team, and we recognize that there is opportunity for us to continue improving representation, particularly among our senior leadership. We support and celebrate all diversity, and are committed to providing an equal employment opportunity regardless of race, color, ancestry, religion, sex, national origin, sexual orientation, age, citizenship, marital status, disability, gender identity or expression, or Veteran status. Below is a breakdown of how our team self-identifies as of December 31, 2020:

	All	Corporate	Management	Executives	Board

Black	14%	5%	8%	—	20%

Hispanic/Latinix	23%	12%	15%	—	—

Asian	12%	20%	9%	29%	—

White	37%	47%	55%	71%	80%

Female	68%	60%	65%	57%	60%*

*	Includes Karen Katz who joined our board of directors on February 17, 2021.

We have hired a head of Diversity, Equity and Inclusion, formed a Diversity Task Force and established and invested in Employee Resource Groups, and we are creating structures and policies that empower employees to form and participate in these critical communities. We have delivered training on Managing Bias to nearly all managers of people, which we will continue to deliver to new managers. We have also invested in a proactive tool that encourages employees to report bias, discrimination, and harassment, and provide feedback on culture, as well as in the retention and advancement of our BIPOC talent through differentiated leadership development programs.

In addition, our board of directors believes that in order to fulfill its overall fiduciary responsibility to stockholders and the Company, it must maintain a strategic composition that includes the experience, qualifications, skills, and diversity needed for each member of the board of directors to complement the others. When searching for new directors, the board of directors actively seeks to maintain its diversity. As of December 31, 2020, five of our nine board members were female, and two of our nine members represented a minority group.

Talent Development and Training

We believe that the training and development of our employees is critical to our long-term success. We offer a variety of employee training programs, including onboarding, technical skills training, product and services training, and managerial soft skills training. These programs include training specific to each of our business functions, enabling us to provide our consignors and buyers with a consistent luxury experience. For example, we support our sales professionals by providing a 10-day virtual onboarding sequence conducted through peer-to-peer, facilitated and self-learning sessions, followed by continuous professional development programs. Our authentication team receives training depending on one of five levels. Entry level authenticators receive a minimum of 40 hours of training, while our expert authenticators receive a minimum of ten months training. In 2020, we also delivered a Manager Development Series to all people managers across the organization and offered a Leadership Development Program to our people managers at the director and above levels.

As a valued member of our team, each employee receives training appropriate to the scope and nature of their role. Our employees receive an annual performance review and our people managers have quarterly meetings with their employees to address performance and development. As a part of our onboarding program, we have developed an engagement monitoring plan for our employees in the form of personal check-ins and questionnaires.

This past summer we launched our first employee engagement survey. All of our employees were offered an opportunity to participate, of which 75% submitted a response. The survey consisted of 50 questions on which employees were asked to indicate their level of agreement with a statement based on a five-point scale from Strongly Agree to Strongly Disagree and five free-text questions to which employees were asked to write a response. The responses returned an overall favorable engagement score of 66%, 23% neutral and 11% unfavorable. Our senior leaders built department-level action plans in 2020 that focus on employee engagement.

Health, Safety and Wellness

We are committed to ensuring the health and safety of all employees and require compliance with all applicable local laws and regulations governing working conditions, working hours, fair wages, and compensation.

We recognize that in addition to minimizing work-related injuries and illness, a safe and healthy work environment supports employee retention and morale and enhances the quality of products and services. We treat all applicable health and safety regulations as a minimum standard as we are committed to high standards for our working environments that protect the well-being of all employees. We encourage consultation and cooperation between management and employees in developing occupational health and safety mechanisms through ongoing dialogue. We expect senior management to integrate health and safety mechanisms in all business activities and monitor the program’s effectiveness.

In response to the COVID-19 pandemic, we implemented changes that we consider to be in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. We have implemented additional safety measures for employees continuing critical on-site work. We believe we have been able to preserve our business continuity without sacrificing our commitment to keeping our employees safe during the COVID-19 pandemic.

Most importantly, we recognize the importance of supporting our employee’s overall well-being. To that end, we invested in new company-paid benefit programs in 2020, including parent programs to support both birth and non-birth parents.

Succession Planning

Succession planning is another critical human capital issue. As part of the annual executive officer evaluation process, the compensation, diversity and inclusion committee works with the CEO to plan for the succession of the CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for the CEO and other senior executive officers in the event of retirement or an unexpected occurrence. Management succession planning may be reviewed more frequently by the board of directors as it deems appropriate.

Evaluations of the Board, Committees, and Directors

The board of directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our corporate governance and nominating committee. The board of directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the board of directors, any committee thereof or of the directors.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of ethics and business conduct (the “code of conduct”), which establishes the standards of ethical conduct applicable to all of our directors, officers, employees and senior financial officers. A copy of our code of conduct is posted on the investor relations page of our website at https://investor.therealreal.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code of conduct.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our corporate governance and nominating committee monitors the effectiveness of our corporate governance guidelines. Our compensation, diversity and inclusion committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

COVID-19

In connection with the onset of the COVID-19 pandemic, the board of directors has been receiving updates on the Company’s management of the COVID-19 crisis and discussing such updates, including with regard to the Company’s operations, financial position and liquidity, communications strategy and employee matters, health and safety, among other items.

Cybersecurity

We are committed to respecting and protecting the privacy of our clients. We recognize that our clients have a legitimate expectation of privacy when they do business with us. We deploy considerable resources to protect client data and privacy because our business depends on our clients’ trust.

We do not sell customer data. Our revenue comes from the sale of goods and services, not our customers’ information or advertising. We recognize that there is a cost and risk associated with every piece of data our customers entrust us with, so we take measures to minimize what is collected to only what we need to provide a great experience and meet our legal and regulatory requirements. Our privacy policy details what data we collect on our website and apps and how we use that data in compliance with California Consumer Privacy Act and General Data Protection Regulation.

Our security and privacy protocols integrate technical, administrative, and physical access control measures to protect the confidentiality and integrity of client and company data. We employ privacy and data protection policies and procedures internally and with our third-party vendors and service providers to govern the collection, storage, access, use, and disclosure of information. We review our security plans and strategies as threats and conditions evolve. The audit committee provides oversight and engages regularly with our Chief Information Security Officer regarding cybersecurity issues and risk management.

Classified Board of Directors

Our board of directors is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The board believes that a classified board structure promotes board continuity and stability, encourages directors to take a long-term perspective, and reduces the Company’s vulnerability to coercive takeover tactics.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that, with the exception of our Chief Executive Officer, Julie Wainwright, each member of our board of directors is an “independent director” as defined under the applicable rules and regulations of the SEC and the Nasdaq rules. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Prohibition on Hedging and Pledging of Company Securities

The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of the board of directors. In 2019, the board of directors approved the pledge of shares of common stock as collateral to secure personal indebtedness by Julie Wainwright. The indebtedness to which this pledge relates contains customary terms and conditions and does not shift or hedge any economic risk or secure a bet against our shares of common stock. As of the date of this proxy statement, Ms. Wainwright has pledged 1,700,000 shares of common stock against this indebtedness, representing 27.25% of her total holdings including options.

Information About Our Executive Officers

The following table sets forth information with respect to our executive officers as of the date of this proxy statement:

Name	Age	Position(s)

Julie Wainwright	64	Chief Executive Officer and Chair

Rati Sahi Levesque*	40	President and Chief Operating Officer

Matt Gustke	47	Chief Financial Officer

Todd Suko	54	Chief Legal Officer and Secretary

Arnie Katz	41	Chief Product and Technology Officer

*	Rati Sahi Levesque was promoted to President of the Company on February 17, 2021. Ms. Levesque has served as the Company’s Chief Operating Officer since April 2019 and will remain in that role.

Additional biographical descriptions of the executive officers are set forth in the text below. A description of the business experience of Julie Wainwright is provided above under the section “Continuing Directors - Class III Directors”.

Rati Sahi Levesque was appointed as President in February 2021 and has served as our Chief Operating Officer since April 2019. Ms. Levesque previously served as our Chief Merchant from May 2012 to March 2019 and before that as our Director of Merchandise from May 2011 to May 2012. Prior to joining The RealReal, Ms. Levesque was the owner of Anica Boutique, a clothing boutique, from June 2005 to May 2011. Ms. Levesque holds a B.S. in Business Management Economics from the University of California, Santa Cruz.

Matt Gustke has served as our Chief Financial Officer since April 2013. Prior to joining The RealReal, Mr. Gustke served as the Chief Financial Officer and Head of Strategy at StubHub, an online ticket exchange company and subsidiary of eBay, an online marketplace and payments company, from January 2010 to April 2013. Mr. Gustke holds a B.S. in Finance and Entrepreneurial Management from the Wharton School at the University of Pennsylvania.

Todd Suko has served as our Chief Legal Officer and Secretary since May 2020. Previously, Mr. Suko served as Chief Financial and Legal Officer at OneMarket Limited from November 2017 to May 2020. Prior to joining OneMarket, Mr. Suko was at Harman International Industries, Inc. from September 2008 to June 2017, where he oversaw all legal affairs in his role as Executive Vice President and General Counsel. Mr. Suko previously served as Vice President, General Counsel and Secretary at UAP Holding Corp. from February 2001 to August 2008, overseeing its environmental health and safety and transportation functions. Earlier, Mr. Suko was in private practice at McKenna & Cuneo, LLP from September 1996 to January 2001. Mr. Suko earned his undergraduate and law degrees from the University of Virginia. He also served as an aviator in the United States Navy and retired as a Commander in the Navy Reserve.

Arnie Katz has served as our Chief Product and Technology Officer since January 2021. Previously, Mr. Katz served as the Chief Product and Technology Officer for StubHub from May 2019 to June 2020, where he helped with the sale out of eBay and modernized the company’s architecture. From February 2017 to April 2019, Mr. Katz served as VP, eCommerce Technology for Walmart’s International business, working to accelerate growth across online grocery, general merchandise, fashion and financial services platforms in three countries. From January 2015 to February 2017, Mr. Katz served as Senior Director, Customer Experience & Innovation, helping to build Walmart.com’s US online grocery business from the ground up. Mr. Katz holds an M.B.A. from the University of Virginia’s Darden Graduate School of Business Administration.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Our board of directors and the audit committee are asking our stockholders to ratify the appointment by the audit committee of KPMG LLP (“KPMG”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2021. Stockholder ratification of such selection is not required by our Amended and Restated Bylaws or any other applicable legal requirement. However, our board of directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2021. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.

KPMG has audited our financial statements since 2013. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.

Principal Accountant Fees and Services

We were billed by KPMG in the years ended December 31, 2020 and 2019 as follows:

Years Ended December 31,

	2020	2019

Audit fees	$3,423,000	$2,688,655

Audit-related fees	—	—

Tax fees	—	—

All other fees	—	—

Total fees	$3,423,000	$2,688,655

Audit fees above are professional services associated with the annual audit of our financial statements, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit. Fees in 2019 also consisted of professional services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our IPO in June 2019. There were no Audit-related fees, Tax fees, or All other fees billed by KPMG in the years ended December 31, 2020 and 2019.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Board Committees – Audit Committee” and “Report of the Audit Committee.”

Pre-Approval Policy

According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors.

The audit committee approved all services provided by KPMG during the years ended December 31, 2020 and 2019. The audit committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.

Recommendation of Our Board of Directors and Audit Committee

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2020 with management and KPMG;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•	received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board; and

•	discussed the independence of KPMG with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The audit committee also appointed KPMG as our independent registered public accounting firm for fiscal year ending December 31, 2021.

Submitted by the audit committee of our board of directors:

Robert Krolik, Chair Niki Leondakis James Miller

PROPOSAL THREE

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the frequency with which the advisory vote to approve the compensation of the Company’s named executive officers should be held, which we refer to as the “say-on-frequency” vote. We refer to the advisory vote approving the compensation of the Company’s named executive officers as the “say-on-pay” vote.

With the say-on-frequency vote, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years, or abstain from voting. After careful consideration, the board of directors has determined that an advisory say-on-pay vote that occurs every year is the most appropriate policy for the Company at this time, so that our stockholders may annually express their views on our executive compensation program.

Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the compensation, diversity and inclusion committee intend to consider the results of this vote in making determinations in the future regarding the frequency of the say-on-pay vote.

The say-on-frequency vote will be determined by a plurality of votes. This means that the option for holding a say-on-pay vote (every year, every two years, or every three years), which receives the greatest number of votes will be considered the preferred frequency of our stockholders.

Unless our board of directors decides to modify its policy regarding the frequency of soliciting say-on-frequency votes, the next scheduled say-on-frequency vote will be at the 2027 annual meeting of stockholders. We will hold the first say-on-pay vote at the 2022 annual meeting of stockholders.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, TO HOLD SAY-ON-PAY VOTES EVERY 1 YEAR (AS OPPOSED TO EVERY 2 YEARS OR EVERY 3 YEARS).

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides context for the policies and decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for our named executive officers (“NEOs”) for 2020.

2020 Financial and Business Highlights – Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization categorized the outbreak of a novel coronavirus (COVID-19) as a pandemic. The COVID-19 pandemic adversely impacted our business operations and results of operations in 2020. In the second quarter of 2020, our operations in the Company’s authentication centers were initially limited in accordance with shelter-in-place orders resulting in our operations being below full capacity and our retail stores and luxury consignment offices were temporarily closed for varying periods of time. In addition, our in-person white glove consignment appointments were temporarily suspended and augmented with virtual appointments. However, during the second half of 2020, our operations capacity was no longer limited and our retail stores were approved to resume limited openings.

At the beginning of the pandemic, our gross merchandise value (“GMV”) was significantly impacted due to adverse impacts of the COVID-19 pandemic on our business. When many shelter-in-place directives went into effect in March 2020, and continuing through mid-April 2020, GMV declined approximately 45% year over year. The rates of decline in GMV have since improved. For the three months ended June 30, 2020, the decrease in GMV was 20% compared to the same period last year. GMV continued to recover such that the year over year decreases were 3% and 1% for the three months ended September 30, 2020, and December 31, 2020, respectively, compared to the same periods last year.

For more information on the impacts the evolving COVID-19 pandemic has had on our business, please refer to our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q.

2020 Executive Compensation Design

In response to the COVID-19 pandemic, we took the following actions connected to our executive compensation programs:

•	Rescinded executive base salary increases that had been approved in February 2020

•	Eliminated the 2020 Annual Cash Incentive Bonus, which impacted all employees at the level of vice-president and above, including our NEOs

Our Executive Compensation Philosophy

We operate in a highly competitive and rapidly evolving market. Our ability to compete and succeed in our market is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, sales, marketing, and general and administrative functions. The Compensation, Diversity and Inclusion Committee of our board of directors (the “Committee”) believes that our executive compensation program is designed to attract, retain and reward executive officers in alignment with our business objectives and long-term stockholder interests.

Additionally, as detailed further in the section “Corporate Governance – Oversight of Human Capital”, we believe it is critical for our executive interests to be aligned with our values, which guide how we lead, collaborate and drive results.

Introduction

This section provides a discussion of the compensation paid or awarded to our NEOs.

For 2020, our named executive officers were:

•	Julie Wainwright, Chief Executive Officer;

•	Rati Sahi Levesque, President and Chief Operating Officer;

•	Matt Gustke, Chief Financial Officer;

•	Todd Suko, Chief Legal Officer and Secretary; and

•	Fredrik Bjôrk, (former) Chief Technology Officer;

Ms. Levesque was promoted to President of the Company on February 17, 2021. Ms. Levesque has served as the Company’s Chief Operating Officer since April 2019 and will remain in that role. Mr. Suko joined the Company on May 1, 2020. Mr. Bjôrk resigned as the Company’s Chief Technology Officer on December 31, 2020.

This CD&A is presented as follows:

•	Elements of our 2020 Compensation Program

•	2020 Compensation Decisions

•	Peer Group

•	Our Compensation Process

•	Severance and Change-of-Control

Elements of our 2020 Compensation Program

For 2020, the material elements of our executive compensation program were base salary, annual cash bonuses and equity-based compensation in the form of RSUs. At risk, incentive-based compensation in the form of an annual cash bonus and equity-based compensation is a significant portion of the overall compensation paid to each executive officer.

Elements of Pay	Structure	Highlights

Base Salary	• Fixed Compensation • Attract and retain executives in the short-term	• Established considering competitive market levels • Aligned to scale, scope and complexity of role

Annual Incentive Bonuses	• Incentivize and reward achievement against strategic business goals and objectives in short-term	• Incentive plan funding measured against challenging metrics for GMV, gross margin and quantitative and qualitative individual performance

Long-Term Incentives	• Attract and retain executives in the long-term • Motivate and reward achievement of long-term company goals • Directly align interests with stockholders	• Four-year vesting applies to all RSU awards • Awarded at market-competitive levels

Base Salary

Base salaries provide a level of fixed compensation sufficient to attract and retain a high-quality leadership team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our NEOs are established after considering market-competitive levels and are intended to reflect each executive officer’s scope of responsibility and accountability.

Annual Cash Incentive Bonuses

Short-term incentive compensation is paid to executives through our annual cash incentive bonus plan to support our pay-for-performance philosophy. This annual cash compensation is designed to motivate and reward executives based on their achievement of performance goals established by our board of directors at the beginning of each fiscal year.

The payment of awards under the 2020 annual cash incentive program applicable to the NEOs was subject to the attainment of a number of goals relating to our performance. Specifically, as approved by the board of directors, 50% of the cash incentive opportunity was based on the attainment of GMV goals, 30% was based on gross margin goals and 20% was based on individual performance goals. Achievement of individual performance goals is based on the assessment of each individual’s contributions to achieving business objectives established for the fiscal year.

Equity Compensation

Equity compensation is a key component of our executive compensation program that is designed to further align the interests of our executive officers with the long-term interests of our stockholders and motivate our leadership team on long-term company performance. A significant portion of total compensation for each NEO is provided in the form of RSUs vesting over four years, the value of which fluctuates directly with our stock price performance.

Other Benefits

We maintain a qualified 401(k) savings plan which allows participants to defer from 0% to 100% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and profit-sharing contributions to the plan. Participants are always vested in their contributions to the plan. Participants vest in their company matching and profit-sharing contributions under a one-year to four-year graded vesting schedule.

2020 Compensation Decisions

Executive Pay Mix

For 2020, a significant portion of our executive compensation consisted of variable, at-risk compensation and long-term incentives. As illustrated below, 93% of CEO compensation was comprised of variable compensation elements, and 90% of our other NEOs’ overall compensation, on average, comprised variable compensation elements.

Base Salary

Prior to 2020, the base salaries for Ms. Wainwright, Ms. Levesque, Mr. Gustke, Mr. Suko, and Mr. Bjôrk were set at $365,000, $325,000, 325,000, $325,000 and $295,000, respectively.

In February 2020, the Committee approved base salary increases for each of our NEOs, as our base salary levels were not viewed as market competitive, because they ranged from below the 25th percentile to the 30th percentile against our proxy peer group. One pay period after becoming effective, however, these base salary increases were pulled back in response to the COVID-19 pandemic. Therefore, all base salaries remain unchanged from the prior year. Mr. Suko joined the Company as Chief Legal Officer and Secretary in May 2020.

Please see the “Salary” column in the Summary Compensation Table for the base salary amounts earned by each NEO for 2020, 2019 and 2018.

Annual Cash Incentive Bonuses

In February 2020, the board of directors established the cash incentive targets for Ms. Wainwright, Mr. Gustke, Mr. Bjôrk, and Ms. Levesque in the annual cash incentive program. Ms. Wainwright had a 2020 target cash incentive equal to 50% of base salary. Each of our other NEOs, including Mr. Suko who joined in May 2020, had a cash incentive target equal to 40% of base salary.

In response to the COVID-19 pandemic, our annual cash inventive bonus for our executives, including our NEOs, was eliminated for 2020. We believe this decision to align executive interests with our long-term recovery strategy was more important than adjusting our 2020 metrics downward to reflect the business impacts.

Therefore, no payouts were made under our annual cash incentive program.

Equity Compensation

In 2020, equity compensation was provided in the form of RSUs, which were granted on February 20, 2020 for Ms. Wainwright, Ms. Levesque and Mr. Bjôrk, April 24, 2020 for Mr. Gustke and May 5, 2020 for Mr. Suko. The RSUs, other than those awarded for Mr. Suko, vest in 16 substantially equal quarterly installments, subject to the NEO’s continuous service as of each vesting date and subject to acceleration upon certain events. Mr. Suko’s RSUs vest 25% on the first anniversary of the vesting commencement date and in 12 substantially equal quarterly installments thereafter, subject to Mr. Suko’s continuous service as of each vesting date and subject to acceleration upon certain events. The Committee believes that RSUs appropriately manage dilution to existing investors and align our executive officers’ interests with long-term stockholder value creation as RSUs become more valuable as our stock price increases. The following table sets forth the grant date fair value of RSUs, computed in accordance with ASC 718, granted to the NEOs during 2020:

Named Executive Officer	RSUs

Julie Wainwright	$4,878,042

Rati Sahi Levesque	$1,951,217

Matt Gustke	$1,465,950

Todd Suko	$3,333,000

Fredrik Bjôrk	$1,951,217

Other Benefits

In 2020, we matched up to 25% of employee elective deferrals under our 401(k) savings plan up to a maximum of $1,000 per employee and did not make any profit-sharing contributions.

Peer Group

The Committee has established a proxy peer group to be used in determining market competitiveness of our compensation programs. The Committee will evaluate this peer group on an annual basis to ensure the companies selected remain appropriate.

The following list comprises our peer group for 2020:

Our 2020 Peer Group
Appian	Box	Care.com	CarGurus

Cars.com	Etsy	Eventbrite	Everquote

Farfetch	Glu Mobile	Grubhub	LendingClub

Quotent Technology	Redfin	Shutterstock	Stamps.com

Stitch Fix	The Rubicon Project	TrueCar	Upwork

The following guiding criteria was used in establishing our peer group:

Industry	• Internet and direct marketing; • Interactive media and services; software; • Other industry connected to retail, or consumer discretionary, with a focus on internet and direct marketing.

Revenue	Prior four quarter revenue in range of 0.5x – 2.0x to the company.

Market Capitalization	Market capitalization range of 0.25x to 4.0x to the company.

Geography	Companies who may compete for executive talent in the San Francisco Bay Area.

For roles where our peer group data is limited, the Committee also reviewed an evenly-weighted blend of our proxy peer group data and supplemental market data from Radford composed of participating peer companies and relevant industries.

Our Compensation Process

Role of the Compensation, Diversity and Inclusion Committee

The Committee meets regularly with management, and in executive session without members of management present, to make decisions on our executive compensation programs and on the compensation of our CEO and other executives. In making executive compensation decisions, the Committee reviews a variety of market data and information, including company, peer group, and relevant industry information, and considers the recommendations of its independent consultant, Compensia. The chair of the Committee reports the actions of the Committee to our board of directors at each regular meeting. The Committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to the board of directors, as applicable, regarding):

•	overall compensation strategy;

•	amounts and form of executive compensation, including base salary, incentive compensation and equity-based compensation;

•	goals and objectives to be considered in determining the compensation of the CEO and other executive officers;

•	annual and long-term incentive plans and benefit plans;

•	board of directors’ compensation;

•	annual proxy disclosure and CD&A disclosure; and

•	compensation peer group.

Role of the Independent Compensation Consultant

In connection with our IPO, the Committee engaged with Compensia, an independent executive compensation consultant. In 2020, Compensia assisted in an evaluation of our post-offering executive compensation program, which resulted in us granting RSUs as a component of our equity-based compensation in lieu of stock options. The Committee has analyzed whether the work of Compensia as a compensation consultant raises any conflict of interest and has determined that the work of Compensia has not created any conflict of interest.

Compensia reviews and advises on all principal aspects of the executive compensation program. Its main responsibilities include:

•

providing independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve the effectiveness of our compensation program;

•

providing and discussing peer group and survey data for competitive comparisons and, based on this information, offering independent recommendations on NEO compensation, including the CEO and newly hired executives;

•	reviewing our equity plan and assessing total stock usage relative to peers;

•	reviewing the CD&A and other compensation-related disclosures in our proxy statements;

•	offering recommendations, insights and perspectives on compensation-related matters; and

•	assisting the Committee in designing executive compensation programs that are competitive and aligning the interests of our executives with those of our stockholders.

Role of Management

The CEO is present at Committee meetings, except when the committee is in executive session, or when her own compensation is being discussed.

With regard to executive compensation, our CEO provides her evaluation of each executive officer’s performance to the Committee and makes recommendations with respect to base salary and target incentives, and equity awards for each of her direct reports. These recommendations are made after considering the peer group and other relevant data, and each executive’s responsibilities and impact to the organization. This recommendation is considered by the Committee, which makes its own determinations.

Severance and Change-of-Control

Executive Severance Benefits

In 2020, our executives were not eligible for any contractual severance benefits upon termination of their employment.

Equity Awards

Each of the equity awards held by our NEOs contain a provision for accelerated vesting of 50% of the outstanding unvested options and/or RSUs held by the NEO as of the termination date in the event an executive’s employment is terminated without cause or due to good reason on or within 12 months following a change in control (or, for options granted under our 2011 Equity Incentive Plan, a stock sale). In addition, the initial RSU award granted to Mr. Suko in connection with his commencement of employment with the Company provided for accelerated vesting of 25% of his initial RSU award if his employment was terminated without cause or he resigned for good reason prior to May 20, 2021.

2021 Severance and Change-of-Control Agreements

The Committee intends to approve severance and change-of-control agreements for our NEOs, which will provide for certain payments and benefits upon a termination of employment without cause or a resignation for good reason both within and outside of a change-of-control transaction context.

We believe these compensation arrangements are necessary to meet our objectives to:

•	attract and retain top executive talent;

•	ensure our executives remain objective and dedicated to the Company’s strategic objectives; and

•	facilitate a smooth transition should a change of control occur.

The executive severance plan and change-of-control agreements reflecting these provisions have not yet been executed. No other employment agreements or arrangements are in place for any of our executives.

Report of the Compensation, Diversity and Inclusion Committee

The Committee has reviewed and discussed the CD&A with the Company’s management. Based on this review and discussion, the Committee recommended to our board of directors that the CD&A be included in this Proxy Statement.

The Compensation, Diversity and Inclusion Committee

Michael Kumin (Chair)	Chip Baird	Caretha Coleman

COMPENSATION TABLES

2020 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in each of the last three or fewer fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Julie Wainwright	2020	$365,769	$4,878,042	—	—	$1,000	$5,244,811
Chief Executive	2019	$365,000	$2,479,000	$2,018,998	$107,675	$1,000	$4,971,673
Officer	2018	$362,365	—	—	$172,119	$1,000	$535,484

Rati Sahi Levesque	2020	$325,385	$1,951,217	—	—	$1,000	$2,277,602
Chief Operating	2019	$316,923	$991,600	$807,597	$89,700	$1,000	$2,206,820
Officer and President	2018	$292,673	—	$471,775	$108,037	$1,000	$873,485

Matt Gustke	2020	$325,385	$1,465,950	—	—	$1,000	$1,792,335
Chief Financial Officer	2019	$325,000	$495,800	$403,804	$76,700	$1,000	$1,302,403
	2018	$321,750		$283,065	$120,868	$1,000	$726,683

Todd Suko(6)	2020	$213,750	$3,333,000	—	—	$1,000	$3,547,750
Chief Legal Officer
and Secretary

Fredrik Bjôrk	2020	$295,769	$1,951,217	—	—	$1,000	$2,247,986
(Former) Chief Technology Officer

(1)

Amounts reported in this column reflect the base salaries earned during the applicable year. For all NEOs except Mr. Suko, these amounts reflect one pay period in which base salary increases were effective before such base salary increases were rescinded in response to the COVID-19 pandemic.

(2)

Amounts reported in this column reflect the aggregate grant date fair value of RSUs awarded in 2020 and 2019, computed in accordance with ASC 718 based on the Company’s stock price on the date of grant.

(3)

Amounts reported in this column reflect the aggregate grant date fair value of stock options awarded in 2020 and 2019, computed in accordance with ASC 718. See Note 10 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating these amounts.

(4)	Amounts reported in this column for each named executive officer represent payouts under our annual cash bonus program for the applicable year.
(5)	Amounts reported in this column reflect 401(k) contributions received by each named executive officer.
(6)	Mr. Suko commenced employment with the Company on May 1, 2020.

Grants of Plan-Based Awards for 2020

The following table provides information on plan-based awards made in 2020 to each of the NEOs:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Restricted Stock Units (#) (2)	Grant Date Fair Value of Restricted Stock Units (3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Julie Wainwright	Cash Incentive	N/A	—	182,500	182,500	—	—	—	—	—
	RSU	2/20/2020	—	—	—	—	—	—	312,695	$4,878,042

Rati Sahi Levesque	Cash Incentive	N/A	—	130,000	130,000	—	—	—	—	—
	RSU	2/20/2020	—	—	—	—	—	—	125,078	$1,951,217

Matt Gustke	Cash Incentive	N/A	—	130,000	130,000	—	—	—	—	—
	RSU	4/24/2020	—	—	—	—	—	—	145,000	$1,465,950

Todd Suko	Cash Incentive	N/A	—	86,667	86,667	—	—	—	—	—
	RSU	5/5/2020	—	—	—	—	—	—	275,000	$3,333,000

Fredrik Bjôrk	Cash Incentive	N/A	—	118,000	118,000	—	—	—	—	—
	RSU	2/20/2020	—	—	—	—	—	—	125,078	$1,951,217

(1)

These columns represent the potential awards under our annual incentive plan for fiscal 2020 as further discussed in “—Compensation Discussion and Analysis—Annual Cash Incentive”. Mr. Suko’s potential award under our annual cash incentive plan was pro-rated based on his start date with the Company on May 1, 2020. None of our NEOs received payouts under our annual cash incentive program for 2020.

(2)

Each RSU award was granted under our 2019 Equity Incentive Plan and each RSU award (other than Mr. Suko’s RSU award) shall vest in 16 equal installments on a quarterly basis thereafter. Mr. Suko’s RSU award shall vest 25% on the first anniversary of the vesting commencement date and in 12 equal installments on a quarterly basis thereafter. Vesting will occur only if the named executive officer is continuously employed by the Company or one of its subsidiaries through each vesting date, except a portion of the RSU award may vest in cases involving termination without cause or resignation for good reason in the change of control context. Mr. Suko’s RSU award additionally provides that a portion of his RSU award may vest in cases involving termination without cause or resignation for good reason prior to May 20, 2021. See “—Potential Payments Upon Termination or Change in Control.”

(3)

This column represents the aggregate grant date fair value of RSU grants to the named executive officers computed in accordance with ASC 718. The grant date fair value for RSU awards granted in 2020 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officers.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding the outstanding stock options and RSUs held by each of the named executive officers as of December 31, 2020.

	Option Awards							Stock Award
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(5)

Julie Wainwright	3/27/2014		3/14/2014	624,250	—	$0.90	3/27/2024
	2/19/2015		2/19/2015	792,361	—	$1.74	2/19/2025
	12/17/2015		12/17/2015	50,000	—	$3.48	12/17/2025
	2/16/2017	(1)	2/16/2017	239,583	10,417	$2.56	2/16/2027
	7/22/2019	(2)	8/20/2019	56,818	125,000	$24.79	7/22/2029
	7/22/2019	(3)	8/20/2019	—	—	—	—	68,750	$1,343,375
	2/20/2020	(3)	2/20/2020					254,065	$4,964,430

Rati Sahi Levesque	3/27/2014		3/14/2014	175,750	—	$0.90	3/27/2024
	2/19/2015		2/19/2015	94,905	—	$1.74	2/19/2025
	12/17/2015		12/17/2015	36,119	—	$3.48	12/17/2025
	2/16/2017	(1)	2/16/2017	45,972	2,593	$2.56	2/16/2027
	12/5/2018	(1)	12/5/2018	22,794	62,500	$7.64	12/5/2028
	7/22/2019	(2)	8/20/2019	22,727	50,000	$24.79	7/22/2029
	7/22/2019	(3)	8/20/2019	—	—	—	—	27,500	$537,350
	2/20/2020	(3)	2/20/2020					101,626	$1,985,772

Matt Gustke	5/31/2013		4/3/2013	143,821	—	$0.78	5/31/2023
	3/27/2014		3/14/2014	75,000	—	$0.90	3/27/2024
	2/19/2015		2/19/2015	60,017	—	$1.74	2/19/2025
	12/17/2015		12/17/2015	74,999	—	$3.48	12/17/2025
	2/16/2017	(1)	2/16/2017	44,892	1,952	$2.56	2/16/2027
	12/5/2018	(1)	12/5/2018	37,500	37,500	$7.64	12/5/2028
	7/22/2019	(2)	8/20/2019	11,363	25,001	$24.79	7/22/2029
	7/22/2019	(3)	8/20/2019	—	—	—	—	13,750	$268,675
	4/24/2020	(3)	2/20/2020	—	—	—	—	126,875	$2,479,138

Todd Suko	5/5/2020	(4)	5/20/2020	—	—	—	—	275,000	$5,373,500

Fredrik Bjôrk	2/16/2017	(1)	6/1/2017	417	2,500	$2.56	2/16/2027
	9/21/2017	(1)	9/21/2017	—	28,125	$2.68	9/21/2027
	7/22/2019	(2)	8/20/2019	11,363	25,001	$24.79	7/22/2029
	7/22/2019	(3)	7/22/2019	—	—	—	—	13,750	$268,675
	2/20/2020	(3)	2/20/2020	—	—	—	—	101,626	$1,985,772

(1)	This option vests in 1/48th increments beginning on the one-month anniversary of the vesting commencement date and for each subsequent month of continuous employment.
(2)	This option vests in 16 equal quarterly installments, subject to the named executive officer’s continuous employment through the applicable vesting date.
(3)	This RSU award vests in 16 equal quarterly installments, subject to the named executive officer’s continuous employment through the applicable vesting date.
(4)

This RSU award vests 25% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous employment through the applicable vesting date.

(5)	The market value of shares or units of stock that have not vested reflects a stock price of $19.54, our closing stock price on December 31, 2020.

Option Exercises and Stock Vested

The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and vesting of RSUs during fiscal year 2020. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the closing price of the Company’s common stock on the date of exercise (or, in the event the date of exercise occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day) and the option exercise price and, in the case of RSUs, based on the closing price per share of the Company’s common stock on the vesting date (or, in the event the vesting date occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day).

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Julie Wainwright	274,329	$4,351,915	50,720	$716,245

Rati Sahi Levesque	67,273	$568,199	19,831	$279,992

Matt Gustke	—	—	14,823	$247,600

Todd Suko	—	—	—	—

Fredrik Bjôrk	14,958	$3,121,817	18,101	$256,485

Potential Payments upon Termination or Change in Control

Executive Severance Benefits

In 2020, our executives were not eligible for any contractual severance benefits upon termination of their employment.

Equity Awards

Each of the equity awards held by our NEOs contain a provision for accelerated vesting of 50% of the outstanding unvested options and/or RSUs held by the named executive officer as of the termination date in the event an executive’s employment is terminated without cause or due to good reason on or within 12 months following a change in control (or, for options granted under our 2011 Equity Incentive Plan, a stock sale). In addition, the initial RSU award granted to Mr. Suko in connection with his commencement of employment with the Company provided for accelerated vesting of 25% of his initial RSU award if his employment was terminated without cause or resigned he for good reason prior to May 20, 2021.

Potential Payments Table

The table below reflects the value of compensation and benefits that would become payable to each of the named executive officers if a change in control (or, for options granted under our 2011 Equity Incentive Plan, a stock sale) occurred on December 31,

2020 and the named executive officer experienced a qualifying termination of employment on that date. These amounts are based upon the named executive officer’s outstanding and unvested equity awards as of such date and on the Company’s closing stock price of $19.54 on December 31, 2020. These benefits are in addition to the benefits under then-exercisable stock options and the benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan. In 2020, the NEOs were not entitled to receive any compensation or benefits upon death, disability, an involuntary termination outside the context of a change in control or a corporate transaction in which equity awards are not assumed, continued or substituted.

The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to a number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Mr. Bjôrk’s employment with the Company terminated on March 1, 2021.

Name	Cash Severance	Benefit Continuation	Options	RSUs	Total
Julie Wainwright	—	—	$88,440	$3,153,903	$3,242,343

Rati Sahi Levesque	—	—	$393,890	$1,261,561	$1,655,451

Matt Gustke	—	—	$239,697	$1,372,906	$1,612,603

Todd Suko	—	—	—	$2,868,750(1)	$2,686,750

Fredrik Bjôrk	—	—	$258,319	$1,127,224	$1,385,543

(1)

The initial RSU award granted to Mr. Suko in connection with his commencement of employment with the Company provided for accelerated vesting of 25% of his initial RSU award if his employment was terminated without cause or he resigned for good reason prior to May 20, 2021. If such a qualifying termination occurred on December 31, 2020 without the occurrence of a change in control, RSUs with a value equal to $1,343,375 would vest upon such qualifying termination based upon Mr. Suko’s outstanding and unvested RSUs as of such date and on the Company’s closing stock price of $19.54 on December 31, 2020.

CEO Pay Ratio

Prior to 2021, our Company qualified as an “emerging growth company” and in accordance with Item 402(u) of Regulation S- K, we are not required to provide any pay ratio disclosure until 2022 based on the transition relief available for emerging growth companies.

DIRECTOR COMPENSATION

This section provides information regarding our director compensation policy for non-employee directors and the amounts paid and equity awards granted to these directors in fiscal 2020. The Company’s director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Directors who are employees (i.e., Ms. Wainwright) receive no compensation for their services as directors.

Director Compensation Highlights

•	Fees for committee chair service to differentiate individual pay based on workload

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy with time-based vesting

•	No performance-based equity awards

•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment

•	Stockholder approved governance limit of $1,000,000 on the total value of cash and equity compensation that may be granted to a non-employee director each fiscal year

•	Policies prohibiting hedging and pledging by our directors

Director Compensation Program

On August 4, 2020, our board of directors approved director compensation program consisting of a cash component and equity component for certain of our non-employee directors, which consists of an annual cash retainer of $35,000, paid quarterly in arrears, and an annual equity award with a value of $165,000 in the form of restricted stock units (“RSUs”) granted under the Company’s 2019 Equity Incentive Plan, which vest on the earlier of the one-year anniversary of the grant of such equity award or the date immediately prior to the Company’s annual meeting of stockholders occurring after such date of grant, subject to continued service as a non-employee director through such vesting date. In addition, the chairpersons of the audit Committee, the compensation, diversity and inclusion committee, and the corporate governance and nominating committee will receive an additional annual cash retainer of $20,000, $14,000 and $8,000, respectively paid quarterly in arrears.

Initial cash retainers are adjusted pro rata for the first partial year after the date that the board of directors approved the director compensation program or the first partial year of service, as the case may be. For the initial annual equity award, the amount of the award is pro-rated for the first partial year after the date that the board of directors approved the director compensation program or the first partial year of service, as the case may be, and then converted into RSUs based on a 30-day average stock price for the Company’s common stock ending on the date that board of directors approved the director compensation program or the date that a director was appointed to the board of directors, as the case may be.

Our board of directors engaged an independent compensation consultant to assist in developing our non-employee director compensation program.

During 2020, our director compensation program consisted of the following compensation components:

Component	Description

Annual Retainer	• $35,000 in cash, payable in equal quarterly installments in arrears, and prorated for any partial year of service

Committee Chair Retainers • Audit • Compensation, Diversity & Inclusion • Corporate Governance & Nominating	• $20,000 in cash • $14,000 in cash • $8,000 in cash • Committee chair retainers are payable in equal quarterly installments in arrears, and prorated for any partial year of service

Annual Equity

•   On or about the annual meeting of the Company’s stockholders, non-employee directors will receive an annual award of RSUs with a grant date fair value of $165,000, which shall vest on the earlier of the one-year anniversary of the grant of such equity award or the date immediately prior to the Company’s annual meeting of stockholders occurring after such date of grant, subject to continued service as a non-employee director through such vesting date.

•   Initial equity awards would be prorated for any partial year of service.

Component	Description

Stock Ownership Guidelines

•   Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees

•   Shares underlying RSU awards held by the non- employee directors (whether or not vested) will be counted toward satisfaction of the guidelines

•   Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director

•   In the event that the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines.

The following table sets forth certain information about the compensation of our non-employee directors during 2020:

Name	Fees Earned in Cash(1)	Stock Awards(5)	Total

Chip Baird(2)	$17,484	$136,155	$160,473

Caretha Coleman(2)	$14,231	$136,155	$157,220

Emma Grede(3)	$6,154	$104,495	$110,649

Karen Katz(4)	—	—	—

Robert Krolik(2)	$22,363	$136,155	$165,352

Michael Kumin(2)	$19,923	$136,155	$162,912

Niki Leondakis(2)	$14,231	$136,155	$157,220

Carol Melton(2)	$14,231	$136,155	$157,220

James Miller(2)	$14,231	$136,155	$157,220

(1)	Pro-rated payment for first partial year after the date that the board of directors approved the director compensation program or the first partial year of service, as the case may be.
(2)

Amounts reported for “RSU Awards” reflect the aggregate grant date fair value the RSUs awarded in 2020, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). These RSU awards were calculated based on a pro-rated amount of $143,000 converted into RSUs by dividing this amount by $13.81, which was the 30-day average stock price for the Company’s common stock ending on the date, August 4, 2020, the date that the board of directors approved the director compensation program. Ms. Coleman and Ms. Melton each joined the board of directors on August 4, 2020.

(3)

Amounts reported in this column reflect the aggregate grant date fair value of the RSUs awarded in 2020, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). These RSU awards were calculated based on a pro-rated amount of $104,500 converted into RSUs by dividing this amount by $15.07, which was the 30-day average stock price for the Company’s common stock ending on October 28, 2020, the date that Mrs. Grede was appointed to the board of directors.

(4)	Ms. Katz joined the board of directors on February 17, 2021.
(5)	The following table sets forth the aggregate number of outstanding options and RSUs held by each non-employee director as of the end of 2020:

Name	Options Awards	Stock Awards

Chip Baird	—	10,354

Caretha Coleman	—	10,354

Emma Grede	—	—

Karen Katz	—	—

Robert Krolik	20,000	10,354

Michael Kumin	—	10,354

Niki Leondakis	20,000	10,354

Carol Melton	—	10,354

James Miller	20,000	10,354

No Hedging or Pledging

The Company has a policy that prohibits directors from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Directors of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of the board of directors.

Fiscal 2021 Director Compensation

It is anticipated that the Compensation, Diversity & Inclusion Committee will periodically initiate a review of non-employee director compensation and recommend changes to the full Board of Directors, who determines the compensation of directors. Changes to non-employee director compensation will generally be made to ensure that compensation levels are market-competitive and that the compensation structure supports our business objectives, aligns with the interests of stockholders, reflects competitive best practice and is cost-and-tax-effective. Given that the Company’s director compensation program was recently adopted on August 4, 2020, no changes have been made to the director compensation program for 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A		B		C

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weights Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Security Holders	10,897,829	(1)	$5.63	(2)	9,531,756	(3)

Equity Compensation Plans Not Approved by Security Holders	—		—		—

Total	10,897,829		$5.63		9,531,756

(1)	Includes 5,798,564 shares issuable pursuant to outstanding stock options and 5,099,265 shares issuable pursuant to outstanding RSUs under our 2019 Equity Incentive Plan and 2011 Equity Incentive Plan.
(2)	Only option awards were used in computing the weighted-average exercise price.
(3)

Includes 2,517,258 shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2020 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an investors’ rights agreement, dated as of March 22, 2019 (“IRA”), between us and the holders of certain registrable securities which provides, among other things, that certain holders of our capital stock, including entities affiliated with PWP Growth Equity, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Chip Baird, a current member of our board of directors, is affiliated with PWP Growth Equity. Julie Wainwright, our Chief Executive Officer and Chair of our board of directors, is a party to the IRA. Rita Sahi, the mother of Rati Sahi Levesque, one of our executive officers, is also a party to the IRA.

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Amended and Restated Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware General Corporation Law. Subject to very limited exceptions, our Amended and Restated Bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related party transaction policy. Under our related party transaction policy, our management is required to submit any related person transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee takes into account all of the relevant facts and circumstances available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 20, 2021, referred to in the table below as the “Beneficial Ownership Date”:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and any RSUs that will become vested within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 90,786,845 shares outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, California 94133.

Name of beneficial owner	Shares beneficially owned(1)	Percentage of shares Beneficially owned

Directors and Named Executive Officers:

Julie Wainwright (2)	6,237,460	6.73%

Chip Baird (3)	7,460,684	8.22%

Caretha Coleman (4)	10,354	*

Emma Grede (5)	6,934	*

Karen Katz (6)	2,143	*

Robert Krolik (7)	17,020	*

Michael Kumin (8)	64,557	*

Niki Leondakis (9)	15,770	*

Carol Melton (10)	10,354	*

James Miller (11)	15,770	*

Rati Sahi Levesque (12) †	980,525	1.08%

Matt Gustke (13) †	687,459	*

Todd Suko (14) †	71,951	*

Fredrik Bjôrk (15)	—	—

All executive officers and directors as a group (14 persons)(16)	15,587,231	16.67%

5% Stockholders:

FMR LLC (17)	10,138,729	11.17%

Entities affiliated with GreyLion Capital (18)	7,460,684	8.22%

The Vanguard Group (19)	5,256,379	5.79%

Entities affiliated with Woodson Capital (20)	5,198,141	5.73%

BlackRock, Inc. (21)	4,683,776	5.16%

*	Indicates beneficial ownership of 1% or less of the outstanding shares of our common stock.
†	Excludes shares of common stock that will be purchased under the Company’s Employee Stock Purchase Plan on May 14, 2021 as the amounts of such shares are not yet determinable.
(1)	Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)

Consists of (a) 4,403,482 shares of common stock held by Julie Wainwright, including 1,700,000 shares of common stock pledged as collateral to secure certain personal indebtedness, (b) 1,796,156 shares of common stock issuable upon exercise of options held by Ms. Wainwright that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 37,822 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(3)

Consists of RSUs for 10,354 shares of common stock held by Chip Baird that will vest within 60 days of the Beneficial Ownership Date and 7,450,330 shares of common stock beneficially owned by entities affiliated with GreyLion Capital LP, formerly Perella Weinberg Partners Capital Management LP, as described in footnote (18). Mr. Baird is the Co-Founder and Managing Parnter of GreyLion Capital, LP and disclaims beneficial ownership of the shares of common stock listed in footnote (18) within the meaning of Rule 16a-1(a)(2) promulgated pursuant to the Exchange Act, except to the extent of his proportionate pecuniary interest therein, if any. The address for Mr. Baird is 900 Third Avenue, 23rd Floor, New York, NY 10022.

(4)	Consists of RSUs for 10,354 shares of common stock held by Caretha Coleman that will become vested within 60 days of the Beneficial Ownership Date.
(5)	Consists of RSUs for 6,934 shares of common stock held by Emma Grede that will become vested within 60 days of the Beneficial Ownership Date.
(6)	Consists of RSUs for 2,143 shares of common stock held by Karen Katz that will become vested within 60 days of the Beneficial Ownership Date.
(7)

Consists of (a) 11,666 shares of common stock issuable upon exercise of options held by Robert Krolik that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (b) RSUs for 10,354 shares of common stock that will become vested within 60 days of the Beneficial Ownership Date.

(8)	Consists of (a) 54,203 shares of common stock held by Michael Kumin and (b) RSUs for 10,354 shares of common stock that will become vested within 60 days of the Beneficial Ownership Date.
(9)

Consists of (a) 10,416 shares of common stock issuable upon exercise of options held by Niki Leondakis that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (b) RSUs for 10,354 shares of common stock that will become vested within 60 days of the Beneficial Ownership Date.

(10)	Consists of RSUs for 10,354 shares of common stock held by Carol Melton that will become vested within 60 days of the Beneficial Ownership Date.
(11)

Consists of (a) 10,416 shares of common stock issuable upon exercise of options held by James R. Miller that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (b) RSUs for 10,354 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(12)

Consists of (a) 453,480 shares of common stock held by Rati Sahi Levesque, (b) 217,648 shares of common stock issuable upon exercise of options held by Ms. Levesque that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 16,331 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(13)

Consists of (a) 512,202 shares of common stock held by Matt Gustke, (b) 463,465 shares of common stock issuable upon exercise of options held by Mr. Gustke that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 4,858 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(14)

Consists of (a) 1,998 shares of common stock held by Todd Suko, (b) 0 shares of common stock issuable upon exercise of options held by Mr. Suko that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 69,953 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(15)	Fredrik Bjôrk resigned as Chief Technology Officer on December 31, 2020 and left the company on March 1, 2021.
(16)

Consists of (a) 12,875,695 shares of common stock beneficially owned by our directors and five current executive officers, (b) 2,494,767 shares of common stock issuable upon exercise of options held by our directors and five current executive officers that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 220,873 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(17)

As reported in a statement on Schedule 13G/A filed with the SEC on February 8, 2021, FMR LLC reported, as of December 31, 2020, sole voting power over 1,734,321 shares of our Common Stock and sole dispositive power over 10,138,729 shares of our Common Stock. Pursuant to Item 3 classification, the following entities beneficially own shares of common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC and Strategic Advisers LLC. Abigail P. Johnson is a Director, the Chairman and Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Schedule 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The Schedule 13G does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(18)

As reported in a statement on Schedule 13G filed with the SEC on February 17, 2021. The Reporting Persons are (i) PWP Growth Equity Fund II LP, (ii) PWP Growth Equity Fund II B LP, (iii) GreyLion Capital LP, (iv) GreyLion Capital GP LLC, (v) David Ferguson and (vi) Gilbert Baird. PWP Growth Equity Fund II LP and PWP Growth Equity Fund II B LP (collectively the “Funds”) acquired the shares of our Common Stock reported in the Schedule 13G in private placements prior to our initial public offering, as reported in the Form 4s filed by the Funds on July 2, 2019. On June 15, 2020, the Funds spun off from Perella Weinberg Partners Capital Management LP and their affiliates and, as a result of the spin-off and the separation agreement signed in connection therewith, investing, management and voting control over the shares of our Common Stock transferred to GreyLion Capital LP (the “Separation”). As reported in the Schedule 13G, as of December 4, 2020, 5,785,182 shares of our Common Stock were held of record by PWP Growth Equity Fund II LP, 1,665,148 shares of our Common Stock were held of record by PWP Growth Equity Fund II B LP, and RSUs for 10,354 shares of common stock held by Chip Baird. In connection with the Separation, sole voting, management and investment control was delegated to GreyLion Capital LP (together with its affiliates, “GreyLion”). GreyLion Capital GP LLC is the general partner of GreyLion Capital LP. David Ferguson and Gilbert Baird are members of the GreyLion investment committee, and in such capacities control voting and investment decisions related to the shares reported herein. The address of the Reporting Persons is c/o GreyLion Capital, 900 Third Avenue, 23rd Floor, New York, NY 10022.

(19)

As reported in a statement on Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”) on behalf of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. Vanguard reported that as of December 31, 2020, it had shared voting power with respect to 130,496 shares of our Common Stock, sole dispositive power with respect to 5,095,003 shares of our Common Stock and shared dispositive power with respect to 161,376 shares of our Common Stock. The address of each of the foregoing is 100 Vanguard Blvd., Malvern, PA 19355.

(20)

As reported in a statement on Schedule 13G/A filed with the SEC on February 16, 2021. The Reporting Persons are (i) Woodson Capital Master Fund, LP, a Cayman Islands exempted company (“Woodson Master”), with respect to the shares of our Common Stock held by it; (ii) Woodson Capital General Partner, LLC, a Delaware limited liability company and the general partner of Woodson Master (the “Fund General Partner”), with respect to the shares of our Common Stock held by Woodson Master and other private funds; (iii) Woodson Capital Management, LP, a Delaware limited partnership and the investment manager of Woodson Master (the “Investment Manager”), with respect to the shares of our Common Stock held by Woodson Master and other private funds; (iv) Woodson Capital GP, LLC, a Delaware limited liability company and the general partner of the Investment Manager (the “Investment Manager General Partner”), with respect to the shares of our Common Stock held by Woodson Master and other private funds; and (v) James Woodson Davis, a United States citizen and the sole managing member of the Investment Manager General Partner (“Woodson”), with respect to the shares of our Common Stock held by Woodson Master and other private funds. Woodson Master reported that as of December 31, 2020, it had shared voting and dispositive power with respect to 5,198,141 shares of our Common Stock; and each of the Fund General Partner, the Investment Manager, the Investment Manager General Partner and Woodson reported that as of December 31, 2020, they had shared voting and dispositive power with respect to 5,571,428 shares of our Common Stock. The address of (i) all of the Reporting Persons other than Woodson Master is 101 Park Avenue, 48th Floor, New York, New York, 10178; and (ii) Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands.

(21)

As reported in a statement on Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc. (“BlackRock”) on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors and BlackRock Fund Managers Ltd. BlackRock reported that as of December 31, 2020, it had sole voting power with respect to 4,574,354 shares of our Common Stock and sole dispositive power with respect to 4,683,776 shares of our Common Stock, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file. We believe that during the fiscal year ended December 31, 2020, our directors, executive officers, and holders of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except for one Form 4, filed late due to an administrative error on December 22, 2020, to report a sale of shares of our common stock by Julie Wainwright. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and holders of more than 10% of our common stock.

QUESTIONS AND ANSWERS

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

How do I attend the Annual Meeting?

Our board of directors considers the appropriate format for our annual meeting of stockholders on an annual basis. This year, we took into account the unprecedented impact of the COVID-19 pandemic, which has heightened public health and travel concerns for in-person annual meetings. We also continue to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and our Company.

Accordingly, the Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2021. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

•	the election of three Class II directors named in this proxy statement;

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	to vote, on an advisory basis, on the frequency with which the advisory vote to approve the compensation of our named executive officers should be held.

We will also consider other business, if any, that properly comes before the Annual Meeting.

How does the board of directors recommend that stockholders vote on the proposals?

Our board of directors recommends that stockholders vote “FOR” the election of the three Class II directors, vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and vote, on an advisory basis, to hold say-on-pay votes every year (as opposed to every two years or every three years).

What happens if other business not discussed in this proxy statement comes before the Annual Meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

Why am I receiving these materials?

We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Who is entitled to vote?

The record date for the Annual Meeting is the close of business on April 20, 2021. As of the record date, 90,786,845 shares of common stock, par value $0.00001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

How can I vote my shares?

Voting on the Internet

You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend the Annual Meeting to have your vote count. We encourage you to vote your shares via the Internet in advance of the Annual Meeting even if you plan to attend the Annual Meeting.

Voting by Mail

You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.

Voting by Telephone

You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend the Annual Meeting to have your vote count.

What if I am not the stockholder of record?

If you are a holder of record of shares of common stock of the Company, you may direct your vote as instructed above.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to the attention of the Corporate Secretary at The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, California 94133, a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the Annual Meeting and voting your shares electronically. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two). The election of the three Class II directors (Proposal One) and the advisory vote on the frequency with which the advisory vote to approve the compensation of our named executive officers should be held (Proposal Three) are non-routine matters.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Three, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders participating in the virtual meeting are considered to be attending the meeting “in person.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

What vote is required to approve each matter to be considered at the Annual Meeting?

Proposal One: Election of the three Class II Directors Named in this Proxy Statement.

Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the directors.

Proposal Two: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021.

The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

Proposal Three: Advisory Vote on the Frequency with which the Advisory Vote to Approve the Compensation of Our Named Executive Officers Should Be Held.

The say-on-frequency vote will be determined by a plurality of votes. This means that the option for holding a say-on-pay vote (every year, every two years, or every three years), which receives the greatest number of votes will be considered the preferred frequency of our stockholders. An abstention or a broker non-vote on Proposal Three will not have any effect on the advisory vote.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Internet Notice or proxy card?

If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of the three Class II nominees for director named in this proxy statement;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	“1 YEAR” on the advisory vote on the frequency with which to hold say-on-pay votes.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two); and

•

will not be counted in connection with the election of the three Class II directors named in this proxy statement (Proposal One), the advisory vote on the frequency with which the advisory vote to approve the compensation of our named executive officers should be held (Proposal Three), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the Annual Meeting other than Proposals One, Two and Three. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website and, to all stockholders of the Company for 10 days prior to the Annual Meeting, at The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, California 94133, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. If you would like to schedule an appointment to examine the stockholder list during this period, please email our Corporate Secretary at ir@therealreal.com.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for next year’s annual meeting of the stockholders?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.

Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2022 annual meeting of stockholders, we must receive the proposal at our executive offices at 55 Francisco Street, Suite 600, San Francisco, California 94133, no later than December 31, 2021.

Pursuant to our Amended and Restated Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 15, 2022 and no later than March 17, 2022 and must otherwise comply with the requirements set forth in our Amended and Restated Bylaws. Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested.

Whom can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 55 Francisco Street, Suite 600, San Francisco, California 94133 or by telephone at (855) 435-5893.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://investor.therealreal.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 30, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about April 30, 2021, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on the investor relations page of our website at https://investor.therealreal.com.

We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:

The RealReal, Inc.

55 Francisco Street, Suite 600

San Francisco, California 94133

Attention: Corporate Secretary

Telephone: (855) 435-5893

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

THE REALREAL, INC.
55 FRANCISCO STREET
SUITE 600
SAN FRANCISCO, CA 94133
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/14/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/REAL2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/14/2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
For Withhold For All
All All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Class II Directors
Nominees
01) Robert Krolik 02) Niki Leondakis 03) Emma Grede
The Board of Directors recommends you vote FOR the following proposal:
2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
The Board of Directors recommends you vote 1 YEAR on the following proposal:
3. Vote, on an advisory basis, on the frequency with which the advisory vote to approve the compensation of the Company’s named executive officers should be held.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For Against Abstain
1 year 2 years 3 years Abstain
0000510722_1 R1.0.0.177
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com
THE REALREAL, INC. Annual Meeting of Stockholders June 15, 2021 9:00 AM PDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Julie Wainwright, Matt Gustke and Todd Suko, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE REALREAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 15, 2021, via webcast at www.virtualshareholdermeeting.com/REAL2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000510722_2 R1.0.0.177